EXHIBIT 10.36

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:46 AM 11/23/2011
FILED 11:42 AM 11/23/2011
SRV 111225848 - 4140386 FILE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

OF

OPTEX SYSTEMS HOLDINGS, INC.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a telephonic meeting of the Board of Directors of Optex Systems Holdings, Inc., (the “Corporation”) held on March 16, 2011, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and approving the use of a stockholder consent in lieu of a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Articles thereof numbered Fourth relating to the authorized shares of the Corporation so that, as amended, said Article shall be read as follows:

“FOURTH:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000,005,000 shares of which 2,000,000,000 shares are designated as common stock, par value $.001 per share (the “Common Stock”) and 5,000 shares of which are designated as preferred stock, par value $.001 per share (the “Preferred Stock”).

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a consent in lieu of a special meeting of the stockholders of said corporation was duly executed and delivered in accordance with section 228 of the General Corporation Law of the State of Delaware pursuant to which consent the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 18th day of November, 2011.

/s/ Stanley A. Hirschman
Stanley A. Hirschman, President